EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Acxiom Corporation:

We consent to incorporation by reference in the Registration Statements previously filed on Form S-3 and Form S-8 (Nos. 33-17115, 33-37610, 33-37609, 33-42351, 33-72310, 333-158005, 333-63633, 333-91395, 333-40114, 333-57470, 333-68620, 333-98613, 333-108900, 333-124901, 333-127743, 333-148946, 333-148708, 333-136919, 333-151333, 333-175854, 333-190906, 333-197463, 333-209438) of Acxiom Corporation of our reports dated May 27, 2016, with respect to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three year period ended March 31, 2016, and the effectiveness of internal control over financial reporting as of March 31, 2016, which reports appear in the March 31, 2016 annual report on Form 10-K of Acxiom Corporation.

KPMG LLP
Dallas, Texas
 May 27, 2016